Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS AGREEMENT, dated for reference purposes only, June 23, 2003, is made by and between Union Bank of California, N.A., as Successor in Interest to Copper Mountain Trust Corporation, Trustees, for Quest Group Trust VI (“Landlord”), and Pixelworks, Inc., an Oregon Corporation (“Tenant”).

RECITALS:

A.                                   The parties hereto entered into a Lease dated May 1, 1998, and amended by Addendum A dated May 1, 1998 and First Amendment to Lease dated August 11, 2000, and Second Amendment to Lease dated January 24, 2001, and Third Amendment to Lease dated March 1, 2002 (the “Lease”), for certain real property commonly known as Suite 207, 4,671 rentable square feet, Suite 111, 997 rentable square feet, Suite 110, 1,742 rentable square feet, Suite 107, 1,910 rentable square feet, Suite 105, 1,374 rentable square feet, and Suite 100, 3,029 rentable square feet, for a total of 13,696 rentable square feet, known as the “Premises”, located in Lakeside Center, a Class A office building described as 8100 S.W. Nyberg Road, Tualatin, Oregon 97062.

B.                                     The parties desire to amend certain provisions thereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.               Effective October 1, 2003, Tenant and Landlord agree to extend the lease term for an additional 12 months, through September 30, 2004.  The base rent for the Premises (13,696 rentable square feet) shall be $22.00 per rentable square foot per year or $25,109.00 per month through September 30, 2004.

2.               Tenant will lease the Premises in “as is” condition.  Any tenant improvements to the Premises would be at Tenant’s cost with Landlord approval.  Any tenant improvement construction work must be performed by a contractor signatory to the construction unions.

3.               Tenant’s base year for operating expenses for the Premises shall continue to be calendar year 2002.  Prorata share of operating expenses for the Premises shall be 24.72%.

4.               Landlord does not pay a broker fee on the Premises lease extensions.

5.               As amended by this Fourth Amendment to Lease, the Lease shall remain in full force and effect, including all items in the Fourth Amendment to Lease now signed.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment.

LANDLORD:		TENANT:
Union Bank of California, N.A., as Trustee		Pixelworks, Inc., an Oregon Corporation
for Quest Group Trust VI

By:	/s/ Tim West	By:	/s/ Hans Olsen
Tim West, Vice President			Hans Olsen, Executive Vice President

Date: 7/11/03		Date: 6/30/03